UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 27, 2009
Kennametal Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5318	25-0900168
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

World Headquarters		15650-0231
1600 Technology Way		(Zip code)
P.O. Box 231
Latrobe, Pennsylvania
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(724) 539-5000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Corporate Controller
     On October 27, 2009, the Board of Directors (the “Board”) of Kennametal Inc. (the “Company”) elected Martha A. Bailey to serve as Vice President Finance and Corporate Controller effective December 1, 2009. In her new position, Ms. Bailey will be fulfilling the role of Principal Accounting Officer for the Company. Ms. Bailey, age 35, is a certified public accountant and has been with the Company for approximately five years. Most recently she served as Controller, Metalworking Americas since January 2009. She joined the Company in June 2004 as Manager, External Reporting. In June 2005, she assumed the role of Manager, Global Financial Reporting and served in that capacity until July 2009. Prior to joining Kennametal, from January 1996 through June 2004, Ms. Bailey served in a variety of positions at Deloitte, including Audit Manager.
     Ms. Bailey will be assuming the Corporate Controller function as successor to Wayne D. Moser, who has served as the Vice President Finance and Corporate Controller since December 2006, and in a number of other leadership positions since he joined the Company in 1984. At the request of the Board and executive management, Mr. Moser has agreed to assume the role of Vice President Corporate Strategic Initiatives effective December 1, 2009. In this role, Mr. Moser will be responsible for the implementation of certain long-term strategic projects.
     Ms. Bailey will execute the Company’s form of Employment Agreement for executives and the Company’s standard Indemnification Agreement. The Employment Agreement is described in the Company’s 2009 Proxy Statement under the caption “Employment Agreements and Termination of Employment and Change-in-Control,” which description is incorporated herein by reference. Under the Indemnification Agreement, a form of which was filed as Exhibit 10.2 to the Form 8-K filed by the Company on March 22, 2005 and is incorporated herein by reference, Ms. Bailey will be entitled to be held harmless and indemnified by the Company against liability other than for willful misconduct or recklessness. The Indemnification Agreement also provides for the advancement of expenses.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENNAMETAL INC. Registrant
Date: November 2, 2009	By:	/s/ David W. Greenfield
David W. Greenfield
Vice President and Assistant Secretary